UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported):
September 13, 2010
Finisar Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-27999 (Commission File No.)	94-3038428 (I.R.S. Employer Identification No.)
1389 Moffett Park Drive
Sunnyvale, CA 94089
(Address of principal executive offices)
Registrant’s telephone number, including area code:
(408) 548-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
(b) Departure of Directors.
     The Certificate of Incorporation of Finisar Corporation (“Finisar”) provides that the authorized number of members of the board of directors shall be fixed from time to time by the board of directors and that the terms of office of the members of the board of directors will be divided into three classes. At each annual meeting of stockholders, directors from one of the three classes are elected for a term of three years to succeed those directors whose terms expire at the annual meeting. The authorized number of directors is currently set at nine, consisting of three classes of three members each.
     The terms of the Class II directors will expire on the date of Finisar’s annual meeting of stockholders to be held on October 28, 2010. The current Class II members of the board of directors are Christopher J. Crespi, David C. Fries and Robert N. Stephens. On September 13, 2010, Messrs. Crespi and Fries each advised the Nominating and Governance Committee and the board that they will be retiring from service on the board as of the date of the annual meeting and will not stand for re-election at the annual meeting.
     On September 13, 2010, the board determined to reduce the size of the board from nine to seven members, effective immediately upon the election of Class II directors at the annual meeting. In connection with the reduction in the size of the board, the board also determined to reconfigure the composition of the classes of the board in order to make the size of the three classes as close to equal as possible (three Class I directors, two Class II directors and two Class III directors). To accomplish the reconfiguration of the board, the Nominating and Governance Committee recommended to the board that Jerry S. Rawls, currently a Class III director whose term expires at the 2011 annual meeting of stockholders, stand for re-election as a Class II director at the annual meeting. In order to stand for re-election as a Class II director, Mr. Rawls has tendered his resignation as a Class III director to be effective immediately upon the election of Class II directors at the annual meeting.
     Accordingly, two persons are to be elected to serve as Class II directors at the annual meeting. The board’s nominees for election by the stockholders to those two positions are Mr. Rawls and Mr. Stephens, who is a continuing Class II member of the board of directors. If elected, each nominee will serve as a director until the annual meeting of stockholders in 2013 and until their respective successors are elected and qualified.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: September 17, 2010

Finisar Corporation
By:	/s/ Christopher E. Brown
Christopher E. Brown
Vice President, General Counsel and Secretary

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